EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Splash Beverage Group, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259865) and Form S-8 (No. 333-248109) of Splash Beverage Group, Inc., of our report dated March 31, 2022, relating to the consolidated financial statements of Splash Beverage Group, Inc. at and for the years ended December 31, 2021 and 2020, which appear in this Form 10-K.

/s/ Daszkal Bolton, LLP

Fort Lauderdale, Florida

March 31, 2022